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                                                                   EXHIBIT 10.8

                      TWO YEAR CHANGE OF CONTROL AGREEMENT

                                  by and among

                            HUDSON CITY SAVING BANK,

                           HUDSON CITY BANCORP, INC.,

                                       and

                              Made and entered into

                            as of ___________________

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                      TWO-YEAR CHANGE OF CONTROL AGREEMENT

            This CHANGE OF CONTROL AGREEMENT (the "Agreement") is made and entered into as of ________________ by and among HUDSON CITY SAVINGS BANK, a savings bank organized and operating under the federal laws of the United States and having an office at West 80 Century Road, Paramus, New Jersey 07652-1473 (the "Bank"), HUDSON CITY BANCORP, INC., a business corporation organized and existing under the laws of the State of Delaware and having an office at West 80 Century Road, Paramus, New Jersey 07652-1473 (the "Company") and ________________________, an individual residing at ______________________
_________________________________________ (the "Officer").

                             INTRODUCTORY STATEMENT

            The Board of Directors of the Bank and the Board of Directors of the Company have concluded that it is in the best interests of the Bank, the Company and their shareholders to establish a working environment for the Officer which minimizes the personal distractions that might result from possible business combinations in which the Company or the Bank might be involved. The Bank and the Company have decided to provide the Officer with assurance that his compensation will be continued for a minimum period of two (2) years following termination of employment (the "Assurance Period") if his employment terminates under specified circumstances related to a business combination. The Board of Directors of the Bank and the Board of Directors of the Company have decided to formalize this assurance by entering into this Change of Control Agreement with the Officer.

            The terms and conditions which the Bank, the Company and the Officer have agreed to are as follows.

                                    AGREEMENT

            SECTION 1. EFFECTIVE DATE; TERM; CHANGE OF CONTROL AND PENDING
                       CHANGE OF CONTROL DEFINED

            (a) This Agreement shall take effect on the date it is signed by the Officer, Bank and Company (the "Effective Date") and shall be in effect during the period (the "Term") beginning on the Effective Date and ending on the first anniversary of the date on which the Bank notifies the Executive of its intent to discontinue the Agreement (the "Initial Expiration Date") or, if later, the second anniversary of the latest Change of Control or Pending Change of Control, as defined below, that occurs after the Effective Date and before the Initial Expiration Date.

            (b) For all purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

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            (i) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                  (A) at least 51% of the equity ownership interests of the
            entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                  (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

            (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

            (iii) a complete liquidation or dissolution of the Company;

            (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

                  (A) individuals who were members of the Board of Directors of the Company on the date of this Agreement; or

                  (B) individuals who first became members of the Board of
            Directors of the Company after the date of this Agreement either:

                        (1) upon election to serve as a member of the Board of
                  Directors of the Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

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                        (2) upon election by the shareholders of the Board of
                  Directors of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

            provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of the Company; or

            (v) any event which would be described in section l (b)(i), (ii),
      (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 1(b), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

            (c) For purposes of this Agreement, a "Pending Change of Control" shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; or (iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control.

            SECTION 2. DISCHARGE PRIOR TO A PENDING CHANGE OF CONTROL.

            The Bank may discharge the Officer at any time prior to the occurrence of a Pending Change of Control for any reason or for no reason. In such event:

            (a) The Bank shall pay to the Officer (or, in the event of his death before payment, his estate) his earned but unpaid compensation (including, without limitation, salary and all other items which constitute wages under applicable law) as of the date of his termination of employment. This payment shall be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than 30 days after the date of the Officer's termination of employment.

            (b) The Bank shall provide the benefits, if any, due to the Officer, his estate, surviving dependents or designated beneficiaries under the employee benefit

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      plans and programs and compensation plans and programs maintained for the benefit of the officers and employees of the Bank. The time and manner of payment or other delivery of these benefits and the recipients of such benefits shall be determined according to the terms and conditions of the applicable plans and programs.

The payments and benefits described in sections 2(a) and (b) shall be referred to in this Agreement as the "Standard Termination Entitlements."

            SECTION 3. TERMINATION OF EMPLOYMENT DUE TO DEATH.

            The Officer's employment with the Bank shall terminate, automatically and without any further action on the part of any party to this Agreement, on the date of the Officer's death. In such event, the Bank shall pay and deliver to the Officer's estate and surviving dependents and beneficiaries, as applicable, the Standard Termination Entitlements.

            SECTION 4. TERMINATION DUE TO DISABILITY AFTER CHANGE OF CONTROL OR
                       PENDING CHANGE OF CONTROL.

            The Bank may terminate the Officer's employment during the Term and after the occurrence of a Change of Control or a Pending Change of Control upon a determination, by a majority vote of the members of the Board of Directors of the Bank, acting in reliance on the written advice of a medical professional acceptable to it, that the Officer is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Officer from performing his assigned duties on a substantially full-time basis for a period of at least one hundred and eighty (180) days during the period of one
(1) year ending with the date of the determination or is likely to result in death or prevent the Officer from performing his assigned duties on a substantially full-time basis for a period of at least one hundred and eighty
(180) days during the period of one (1) year beginning with the date of the determination. In such event:

            (a) The Bank shall pay and deliver to the Officer (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements.

            (b) In addition to the Standard Termination Entitlements, the Bank shall continue to pay the Officer his base salary, at the annual rate in effect for him immediately prior to the termination of his employment, during a period ending on the earliest of: (i) the expiration of one hundred and eighty (180) days after the date of termination of his employment; (ii) the date on which long-term disability insurance benefits are first payable to him under any long-term disability insurance plan covering employees of the Bank (the "LTD Eligibility Date"); (iii) the date of his death; and (iv) the expiration of the Assurance Period (the "Initial Continuation Period"). If the end of the Initial Continuation Period is neither the LTD Eligibility Date nor the date of his death, the Bank shall continue to pay the Officer his base

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      salary, at an annual rate equal to sixty percent (60%) of the annual rate in effect for him immediately prior to the termination of his employment, during an additional period ending on the earliest of the LTD Eligibility Date, the date of his death and the expiration of the Assurance Period.

A termination of employment due to disability under this section 4 shall be effected by a notice of termination given to the Officer by the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Officer.

            SECTION 5. DISCHARGE WITH CAUSE AFTER CHANGE OF CONTROL OR PENDING
                       CHANGE OF CONTROL.

            (a) The Bank may terminate the Officer's employment with "Cause" during the Term and after the occurrence of a Change of Control or Pending Change of Control, but a termination shall be deemed to have occurred with "Cause" only if

            (i) the Board of Directors of the Bank, by majority vote of its entire membership, determines that the Officer should be terminated because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or any material breach of this Agreement; and

            (ii) at least forty-five (45) days prior to the vote contemplated by section 1(b)(i), the Bank has provided the Officer with notice of its intent to discharge the Officer for Cause, detailing with particularity the facts and circumstances which are alleged to constitute Cause (the "Notice of Intent to Discharge"); and

            (iii) after the giving of the Notice of Intent to Discharge and before the taking of the vote contemplated by section 5(a)(i), the Officer (together with his legal counsel, if he so desires) is afforded a reasonable opportunity to make both written and oral presentations before the Board of Directors of the Bank for the purpose of refuting the alleged grounds for Cause for his discharge; and

            (iv) after the vote contemplated by section 5(a)(i), the Bank has furnished to the Officer a notice of termination which shall specify the effective date of his termination of employment (which shall in no event be earlier than the date on which such notice is deemed given) and include a copy of a resolution or resolutions adopted by the Board of Directors of the Bank, certified by its corporate secretary and signed by each member of the Board of Directors voting in favor of adoption of the resolution(s), authorizing the termination of the Officer's employment with Cause

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      and stating with particularity the facts and circumstances found to constitute Cause for his discharge (the "Final Discharge Notice").

For purposes of this section 5, no act or failure to act, on the part of the Officer, shall be considered "willful" unless it is done, or omitted to be done, by the Officer in bad faith or without reasonable belief that the Officer's action or omission was in the best interests of the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Bank or based upon the written advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by the Officer in good faith and in the best interests of the Bank.

            (b) If the Officer is discharged with Cause during the Term and after a Change of Control or Pending Change of Control, the Bank shall pay and provide to him (or, in the event of his death, to his estate, his surviving beneficiaries and his dependents) the Standard Termination Entitlements only. Following the giving of a Notice of Intent to Discharge, the Bank may temporarily suspend the Officer's duties and authority and, in such event, may also suspend the payment of salary and other cash compensation, but not the Officer's participation in retirement, insurance and other employee benefit plans. If the Officer is not discharged, or is discharged without Cause, within forty-five (45) days after the giving of a Notice of Intent to Discharge, payments of salary and cash compensation shall resume, and all payments withheld during the period of suspension shall be promptly restored. If the Officer is discharged with Cause not later than forty-five (45) days after the giving of the Notice of Intent to Discharge, all payments withheld during the period of suspension shall be deemed forfeited and shall not be included in the Standard Termination Entitlements. If a Final Discharge Notice is given later than forty-five (45) days, but sooner than ninety (90) days, after the giving of the Notice of Intent to Discharge, all payments made to the Officer during the period beginning with the giving of the Notice of Intent to Discharge and ending with the Officer's discharge with Cause shall be retained by the Officer and shall not be applied to offset the Standard Termination Entitlements. If the Bank does not give a Final Discharge Notice to the Officer within ninety (90) days after giving a Notice of Intent to Discharge, the Notice of Intent to Discharge shall be deemed withdrawn and any future action to discharge the Officer with Cause shall require the giving of a new Notice of Intent to Discharge.

            SECTION 6. DISCHARGE WITHOUT CAUSE.

            The Bank may discharge the Officer without Cause at any time after the occurrence of a Change of Control or Pending Change of Control, and in such event:

            (a) The Bank shall pay and deliver to the Officer (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements.

            (b) In addition to the Standard Termination Entitlements:

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                  (i) During the Assurance Period, the Bank shall provide for the Officer and his dependents continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions (including any required premium-sharing arrangements, co-payments and deductibles) in effect for them immediately prior to the Officer's resignation. The coverage provided under this section 6(b)(i) may, at the election of the Bank, be secondary to the coverage provided as part of the Standard Termination Entitlements and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this section 6(b)(i).

                  (ii) The Bank shall make a lump sum payment to the Officer
            (or, in the event of his death before payment, to his estate), in an amount equal to the estimated present value of the salary that the Officer would have earned if he had continued working for the Bank during the Assurance Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the "Salary Severance Payment"). The Salary Severance Payment shall be computed using the following formula:

                                           (BS/PR)

                  SSP=(Sigma)(n)(1)   [ _________________ ]

                                         [1 +(I/ PR)](n)

            where "SSP" is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "BS" is the highest annual rate of salary achieved by the Officer during the period of three (3) years ending immediately prior to the date of termination; "PR" is the number of payroll periods that occur during a year under the Bank's normal payroll practices; "I" equals the applicable federal short term rate established under section 1274 of the Internal Revenue Code of 1986 (the "Code") for the month in which the Officer's termination of employment occurs (the "Short Term AFR") and "n" equals the product of the Assurance Period at the Officer's termination of employment (expressed in years and fractions of years) multiplied by the number of payroll periods that occur during a year under the Bank's normal payroll practices. The Salary Severance Payment shall be made within five (5) business days after the Officer's termination of employment and shall be in lieu of any claim to a continuation of base salary which the Officer might otherwise have and in lieu of cash severance benefits under any severance benefits program which may be in effect for officers or employees of the Bank.

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                  (iii) The Bank shall make a lump sum payment to the Officer
            (or, in the event of his death before payment, to his estate), in an amount equal to the estimated present value of the annual bonuses that the Officer would have earned if he had continued working for the Bank during the Assurance Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the "Bonus Severance Payment"). The Bonus Severance Payment shall be computed using the following formula:

                            BSP = SSP x (ABP / ASP)

            where "BSP" is the amount of the Bonus Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "SSP" is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "ABP" is the aggregate of the annual bonuses paid or declared (whether or not paid) for the most recent period of three (3) calendar years to end on or before the Officer's termination of employment; and "ASP" is the aggregate base salary actually paid to the Officer during such period of three (3) calendar years (excluding any year for which no bonus was declared or paid). The Bonus Severance Payment shall be made within five (5) business days after the Officer's termination of employment and shall be in lieu of any claim to a continuation of participation in annual bonus plans of the Bank which the Officer might otherwise have.

                  (iv) The Bank shall make a lump sum payment to the Officer
            (or, in the event of his death before payment, to his estate), in an amount equal to the estimated present value of the long-term incentive bonuses that the Officer would have earned if he had continued working for the Bank during the Assurance Period (the "Incentive Severance Payment"). The Incentive Severance Payment shall be computed using the following formula:

                       ISP = (SSP / RAP) x (ALTIP / ALTSP) x Y

            where "ISP" is the amount of the Incentive Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "SSP" is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "ALTIP" is the aggregate of the most recently paid or declared (whether or not paid) long-term incentive compensation payments (but not more than three (3) such payments) for performance periods that end on or before the Officer's termination of employment; and "ALTSP" is the aggregate base salary actually paid to the Officer during the performance periods covered by the

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            payments included in "ALTIP" and excluding base salary paid for any period for which no long-term incentive compensation payment was declared or paid; "RAP" is the Assurance Period, expressed in years and fractions of years; and "Y" is the aggregate (expressed in years and fractions of years) of the Assurance Period plus the number of years and fraction of years that have elapsed since the end of the last performance period for which a long-term incentive payment has been declared and paid. The Incentive Severance Payment shall be made within five (5) business days after the Officer's termination of employment and shall be in lieu of any claim to a continuation of participation in long-term incentive compensation plans of the Bank which the Officer might otherwise have. Notwithstanding the foregoing, the Incentive Severance Payment shall be zero if the Officer's termination of employment occurs at a time when he is not covered by any long-term incentive compensation plan.

                  (v) The Bank shall pay to the Officer (or in the event of his death, to his estate), a lump sum payment in an amount equal to the excess (if any) of : (A) the present value of the aggregate benefits to which he would be entitled under any and all tax-qualified and non-tax-qualified defined benefit plans maintained by, or covering employees of, the Bank (the "Pension Plans") if he had continued working for the Bank during the Assurance Period; over (B) the present value of the benefits to which the Officer and his spouse and/or designated beneficiaries are actually entitled under such plans (the "Pension Severance Payment"). The Pension Severance Payment shall be computed according to the following formula:

                                PSP = PPB - APB

            where "PSP" is the amount of the Pension Severance Payment (before deductions for applicable federal, state and local withholding taxes); "APB" is the aggregate lump sum present value of the actual vested pension benefits payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension Plans, computed on the basis of the Officer's life expectancy at the earliest date on which payments under the Pension Plans could begin, determined by reference to Table VI of section 1.72-9 of the Income Tax Regulations (the "Assumed Life Expectancy"), and on the basis of an interest rate assumption equal to the average bond-equivalent yield on United States Treasury Securities with a Constant Maturity of 30 Years for the month prior to the month in which the Officer's termination of employment occurs (the "30-Year Treasury Rate"); and "PPB" is the lump sum present value of the pension benefits (whether or not vested) that would be payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension

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            Plans, computed on the basis that the Officer's actual age at termination of employment is his attained age as of his last birthday that would occur during the Assurance Period, that his service for benefit accrual purposes under the Pension Plans is equal to the aggregate of his actual service plus the Assurance Period, that his average compensation figure used in determining his accrued benefit is equal to the highest annual rate of salary achieved by the Officer during the period of three (3) years ending immediately prior to the date of termination, that the Officer's life expectancy at the earliest date on which payments under the Pension Plans could begin is the Assumed Life Expectancy and that the interest rate assumption used is equal to the 30-Year Treasury Rate. The Pension Severance Payment shall be made within five (5) business days after the Officer's termination of employment and shall be in lieu of any claim to any actual increase in his accrued benefit in the Pension Plans in respect of the Assurance Period.

                  (vi) The Bank shall pay to the Officer (or in the event of his death, to his estate) a lump sum payment in an amount equal to the present value of the additional employer contributions that would have been credited directly to his account(s) under any and all tax-qualified and non-tax qualified defined contribution plans maintained by, or covering employees of, the Bank (the "Non-ESOP DC Plans"), plus the fair market value of the additional shares of employer securities or other property that would have been allocated to his account as a result of employer contributions under any tax-qualified leveraged employee stock ownership plan and any related non-tax-qualified supplemental plan maintained by, or covering employees of, the Bank (the "ESOP Plans") if he had continued in employment during the Assurance Period (the "Defined Contribution Severance Payment"). The Defined Contribution Severance Payment shall be computed according to the following formula:

                       DCSP = [SSP x (EC / BS) + [(STK + PROP) x Y]

            where: "DCSP" is the amount of the Defined Contribution Severance Payment (before deductions for applicable federal, state and local withholding taxes); "SSP" is the amount of the Salary Severance Payment (before deductions for applicable federal, state and local withholding taxes); "EC" is the amount of employer contributions actually credited to the Officer's accounts under the Non-ESOP Plans for the last plan year to end before his termination of employment; "BS" is the Officer's compensation taken into account in computing EC; "Y" is the aggregate (expressed in years and fractions of years) of the Assurance Period and the number of years and fractions of years that have elapsed between the end of plan year for which EC was computed and the date of the Officer's termination of employment;

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            "STK" is the fair market value (determined by the final reported sales price for stock of the same class on the last trading day before the Officer's termination of employment) of the employer securities actually allocated to the Officer's accounts under the ESOP Plans in respect of employer contributions and dividends applied to loan amortization payments for the last plan year to end before his termination of employment; and "PROP" is the fair market value (determined as of the day before the Officer's termination of employment using the same valuation methodology used to value the assets of the ESOP Plans) of the property other than employer securities actually allocated to the Officer's accounts under the ESOP Plans in respect of employer contributions and dividends applied to loan amortization payments for the last plan year to end before his termination of employment.

                  (vii) At the election of the Bank made within 30 days
            following the Officer's termination of employment, upon the surrender of options or appreciation rights issued to the Officer under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

                        (A) the excess of (I) the fair market value of a share
                  of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                        (B) the number of shares with respect to which options
                  or appreciation rights are being surrendered.

            For the purpose of computing this payment, the Officer shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Bank, even if he is not vested under such plan or program.

                  (viii) At the election of the Bank made within 30 days
            following the Officer's termination of employment, upon the surrender of any shares awarded to the Officer under any restricted stock plan maintained by, or covering employees of, the Bank, the Bank shall make a lump sum payment in an amount equal to the product of:

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                        (A) the fair market value of a share of stock of the
                  same class of stock granted under such plan, determined as of the date of the Officer's termination of employment; multiplied by

                        (B) the number of shares which are being surrendered.

            For purposes of computing this payment, the Officer shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Bank, even if he is not vested under such plan.

The payments and benefits described in section 6(b) are referred to in this Agreement as the "Additional Change of Control Entitlements".

            SECTION 7. RESIGNATION.

            (a) The Officer may resign from his employment with the Bank at any time. A resignation under this section 7 shall be effected by notice of resignation given by the Officer to the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Officer. The Officer's resignation of any of the positions within the Bank or the Company to which he has been assigned shall be deemed a resignation from all such positions.

            (b) The Officer's resignation shall be deemed to be for "Good Reason" if the effective date of resignation occurs during the Term, but on or after the effective date of a Change of Control, and is on account of:

            (i) the failure of the Bank (whether by act or omission of the Board of Directors, or otherwise) to appoint or re-appoint or elect or re-elect the Officer to the position with Bank that he held immediately prior to the Change of Control (the "Assigned Office") or to a more senior office;

            (ii) if the Officer is or becomes a member of the Board of Directors of the Bank, the failure of the shareholders of the Bank (whether in an election in which the Officer stands as a nominee or in an election where the Officer is not a nominee) to elect or re-elect the Officer to membership at the expiration of his term of membership, unless such failure is a result of the Officer's refusal to stand for election;

            (iii) a material failure by the Bank, whether by amendment of the certificate of incorporation or organization, by-laws, action of the Board of Directors of the Bank or otherwise, to vest in the Officer the functions, duties, or responsibilities customarily associated with the Assigned Office; provided that the

      Officer shall have given notice of such failure to the Bank, and the Bank has not fully cured such failure within thirty (30) days after such notice is deemed given;

            (iv) any reduction of the Officer's rate of base salary in effect from time to time, whether or not material, or any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Officer's compensation as and when due;

            (v) any change in the terms and conditions of any compensation or benefit program in which the Officer participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; provided that the Officer shall have given notice of such material adverse effect to the Bank, and the Bank has not fully cured such failure within thirty (30) days after such notice is deemed given;

            (vi) any material breach by the Company or the Bank of any material term, condition or covenant contained in this Agreement; provided that the Officer shall have given notice of such material adverse effect to the Company and the Bank, and the Company or the Bank have not fully cured such failure within thirty (30) days after such notice is deemed given; or

            (vii) a change in the Officer's principal place of employment to a place that is not the principal executive office of the Bank, or a relocation of the Bank's principal executive office to a location that is both more than twenty-five (25) miles away from the Officer's principal residence and more than twenty-five (25) miles away from the location of the Bank's principal executive office on the day before the occurrence of the Change of Control.

In all other cases, a resignation by the Officer shall be deemed to be without Good Reason. In the event of resignation, the Officer shall state in his notice of resignation whether he considers his resignation to be a resignation with Good Reason, and if he does, he shall state in such notice the grounds which constitute Good Reason. The Officer's determination of the existence of Good Reason shall be conclusive in the absence of fraud, bad faith or manifest error.

            (c) In the event of the Officer's resignation for any reason, the Bank shall pay and deliver the Standard Termination Entitlements. In the event of the Officer's resignation with Good Reason, the Bank shall also pay and deliver the Additional Termination Entitlements.

            SECTION 8. TERMS AND CONDITIONS OF THE ADDITIONAL TERMINATION
                       ENTITLEMENTS.

            The Bank and the Officer hereby stipulate that the damages which may be incurred by the Officer following any termination of employment are not capable of accurate measurement as of the date first above written and that the Additional Termination Entitlements constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Officer's efforts, if any, to mitigate damages. The Bank and the Officer further agree that the Bank may condition the payment and delivery of the Additional Termination Entitlements on the receipt of: (a) the Officer's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Bank or any subsidiary or affiliate of either of them; and
(b) a release of the Bank and its officers, directors, shareholders, subsidiaries and affiliates, in form and substance satisfactory to the Bank, of any liability to the Officer, whether for compensation or damages, in connection with his employment with the Bank and the termination of such employment except for the Standard Termination Entitlements and the Additional Termination Entitlements.

            SECTION 9. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.

            The termination of the Officer's employment during the Assurance Period or thereafter, whether by the Bank or by the Officer, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Officer to which the Bank or Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

            SECTION 10. SUCCESSORS AND ASSIGNS.

            This Agreement will inure to the benefit of and be binding upon the Officer, his legal representatives and testate or intestate distributees, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company or the Bank may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company's or Bank's obligations hereunder at least 60 days in advance of the scheduled effective date of any such succession shall, if such succession constitutes a Change of Control, constitute Good Reason for the Officer's resignation on or at any time during the Term following the occurrence of such succession.

            SECTION 11. NOTICES.

            Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested,

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

addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

      If to the Officer:

            __________________________
            __________________________
            __________________________

      If to the Company or the Bank:

             Hudson City Bancorp, Inc.
             West 80 Century Road
             Paramus, New Jersey 07652-1473

             Attention: Chairman, Human Resources Committee

             with a copy to:

             Thacher Proffitt & Wood LLP
             Two World Financial Center
             New York, New York 10281

             Attention:  W. Edward Bright, Esq.

            SECTION 12. INDEMNIFICATION OR ATTORNEYS' FEES.

            (a) The Bank shall indemnify, hold harmless and defend the Officer against reasonable costs, including legal fees and expenses, incurred by him in connection with or arising out of any action, suit or proceeding (including any tax controversy) in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Bank's obligations hereunder shall be conclusive evidence of the Officer's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

            (b) The Bank's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Bank may have against the Officer or others. In no event shall the Officer be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Officer under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Officer obtains other employment. Unless it is determined that the Officer has acted frivolously or in bad faith, the Bank shall pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Officer may reasonably incur as a result of or in connection with his consultation with legal counsel or arising out of any action, suit, proceeding, tax controversy or contest (regardless of the outcome thereof) by the Bank, the Officer or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Officer about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Code.

            SECTION 13. SEVERABILITY.

            A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

            SECTION 14. WAIVER.

            Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

            SECTION 15. COUNTERPARTS.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

            SECTION 16. GOVERNING LAW.

            Except to the extent preempted by federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey applicable to contracts entered into and to be performed entirely within the State of New Jersey.

            SECTION 17. HEADINGS AND CONSTRUCTION.

            The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

            SECTION 18. ENTIRE AGREEMENT; MODIFICATIONS.

            This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, including, but not limited to, the agreement entitled One Year Change of Control Agreement entered into by and among the Company, Bank and Officer on July 13, 1999. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

            SECTION 19. REQUIRED REGULATORY PROVISIONS.

            The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Company or the Bank:

            (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Officer pursuant to Section 6(b) of this Agreement (exclusive of amounts described in Section 6(b)(vii) or (viii)) exceed three times the Officer's average annual total compensation for the last five consecutive calendar years to end prior to the Officer's termination of employment with the Bank (or for the Officer's entire period of employment with the Bank if less than five calendar years).

            (b) Notwithstanding anything herein contained to the contrary, any payments to the Officer by the Company or the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C.
Section 1828(k), and any regulations promulgated thereunder.

            (c) Notwithstanding anything herein contained to the contrary, if the Officer is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under Section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Officer all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

            (d) Notwithstanding anything herein contained to the contrary, if the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Officer shall not be affected.

            (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of Section 3(x)(1) of the FDI Act, 12 U.S.C. Section 1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Officer shall not be affected.

            (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank:

                  (i) by the Director of the Office of Thrift Supervision
            ("OTS") or his or her designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act, 12 U.S.C.
            Section 1823(c);

                  (ii) by the Director of the OTS or his or her designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition.

            The vested rights and obligations of the parties shall not be affected. If and to the extent that any of the foregoing provisions shall cease to be required by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

            SECTION 20. GUARANTY.

            The Company hereby irrevocably and unconditionally guarantees to the Officer the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

            IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and the Officer has hereunto set his hand, all as of the day and year first above written.

                                           _____________________________________
                                           __________________________

                                           HUDSON CITY SAVINGS BANK

Attest:

By_____________________________            By___________________________________
  Name:                                      Name:
  Title:                                     Title:

[Seal]
                                           HUDSON CITY BANCORP, INC

Attest:

By_____________________________            By___________________________________
  Name:                                      Name:
  Title:                                     Title:

[Seal]

                                                                      APPENDIX A

The following executive officers are parties to the Form of Two-Year Change in Control Agreement by and among Hudson City Savings Bank and Hudson City Bancorp,
Inc.:

(1)   Thomas W. Brydon

(2)   Ronald J. Butkovich

(3)   V. Barry Corridon

(4)   James A. Klarer

(5)   James C. Kranz

(6)   Thomas E. Laird

(7)   Michael B. Lee

(8)   Veronica A. Olszewski

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